Exhibit 99.1

FOR IMMEDIATE RELEASE	JANUARY 24, 2007

Investor Relations Contact:	Media Relations Contact:
Tom Tran	Mitch Seigle
408-433-8105	408-954-3225
tom.tran@lsi.com	mitch.seigle@lsi.com
cc07-08
LSI LOGIC REPORTS Q4 AND FULL-YEAR 2006 RESULTS
Fourth Quarter 2006 GAAP Net Income Increases 56% Year-Over-Year
Fourth Quarter and Full-Year 2006 News Release Summary
•	Fourth quarter 2006 revenues of $524 million; up 6% sequentially

•	Fourth quarter 2006 GAAP* net income of 14 cents per diluted share

•	Fourth quarter 2006 non-GAAP** net income of 18 cents per diluted share

•	Full-year 2006 revenues of $2 billion; up 3% compared to $1.9 billion for 2005

•	Cash and short-term investments of $1 billion
First Quarter 2007 Business Outlook
•	Projected revenues of $460 million to $480 million

•	GAAP* net income range of 3 — 5 cents per diluted share

•	Non-GAAP** net income in the range of 8 — 10 cents per diluted share
*	Generally Accepted Accounting Principles.

**	Excludes acquisition-related amortization, restructuring and other special items, and stock-based compensation expense. The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.

STRONG YEAR-OVER-YEAR REVENUE GROWTH IN STORAGE SEMICONDUCTORS AND SYSTEMS
MILPITAS, Calif., January 24, 2007 — LSI Logic Corporation (NYSE: LSI) today reported fourth quarter 2006 revenues of $524 million, a 3% increase year-over-year compared to the $506 million reported in the fourth quarter of 2005, and up 6% sequentially compared to the $493 million reported in the third quarter of 2006.
Fourth quarter 2006 GAAP* net income was $59 million or 14 cents per diluted share, compared to fourth quarter 2005 GAAP net income of $38 million or 9 cents per diluted share. Fourth quarter 2006 GAAP results compare to third quarter 2006 GAAP net income of $44 million or 11 cents per diluted share. Fourth quarter 2006 GAAP net income included $10.9 million of stock-based compensation expense and a net charge of $5.2 million from special items, acquisition-related amortization, restructuring and their related tax effect.
Fourth quarter 2006 non-GAAP** net income was $75 million or 18 cents per diluted share, an increase of 47% compared to fourth quarter 2005 non-GAAP net income of $51 million or 13 cents per diluted share. Third quarter 2006 non-GAAP net income was $65 million or 16 cents per diluted share.
Cash and short-term investments totaled $1.01 billion at quarter end, with $272 million in repayment of convertible notes completed during the quarter.
“Our solid fourth quarter performance was fueled by the seasonally-strong demand for storage products, with 22% sequential growth and record quarterly revenue in our Engenio systems business,” said Abhi Talwalkar, LSI Logic president and chief executive officer. “For the full year, storage semiconductor and system revenues grew at healthy, double-digit rates of 14% and 12% respectively. During the quarter, we also agreed to merge with Agere Systems Inc. to create a storage, networking and consumer powerhouse that we anticipate will better serve our customers, shareholders and employees.”
LSI recorded full year 2006 revenues of $1.98 billion, a 3% increase compared to $1.92 billion in 2005. The company reported 2006 GAAP net profit of $170 million or 42 cents per diluted share, which includes $47 million of stock-based compensation expense and a net charge of $19.5 million from special items, acquisition-related amortization, restructuring and their related tax effect. Full year 2006 GAAP results compare to full year 2005 GAAP net loss of $6 million or 1 cent per diluted share which included a $91 million non-cash charge associated with the sale of the company’s former Gresham, Oregon manufacturing facility.
Non-GAAP net income for 2006 grew to $236 million or 58 cents per diluted share compared to 2005 non-GAAP net income of $166 million or 42 cents per diluted share.

“GAAP net income for the quarter grew 35% sequentially and 56% compared to the same quarter in 2005,” said Bryon Look, LSI Logic chief financial officer. “Our balance sheet remained strong with a net cash position of $659 million. The company generated operating cash flows of $51 million for the quarter and $247 million for the full year.”
LSI Logic First Quarter 2007 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$460 million to $480 million		$460 million to $480 million
Gross Margin	40.5 — 42.5%	Approximately $1 million	41.0 — 43.0%
Operating Expenses	$178 million to $182 million	Approximately $20 million	$158 million to $162 million
Net Other Income	$ 5 million		$5 million
Effective Tax Rate	21%	Approximately ($3 million)	15%
Net Income Per Share	$0.03 to $0.05	Approximately($0.05)	$0.08 to $0.10
Diluted Share Count	415 million		419 million

Capital spending is projected to be around $15 million in the first quarter and approximately $55 million in total for 2007.
First quarter depreciation and software amortization is expected to be approximately $12 million.
*	Generally Accepted Accounting Principles.

**	Excludes special items defined as acquisition-related amortization, restructuring and other special items, and approximately $10.2 million in stock-based compensation expense. The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.
NOTE: The Company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the First Quarter 2007 Business Outlook section of this news release.
LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 pm PDT to discuss fourth quarter financial results and the first quarter 2007 business outlook. The number is 1-303-262-2051. Internet users can access the conference call at http://www.lsi.com/investors. A replay of the call will be available today at approximately 5 pm PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11081403#.
Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: projected revenues for the first quarter of 2007, projected GAAP net income for the first quarter of 2007, projected non-GAAP net income for the first quarter of 2007, projected capital spending in the first quarter of 2007 and for the year and expected first quarter of 2007 depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income, tax provisions, net income per share, diluted share count and statements about the benefits that we anticipate from our pending merger with Agere Systems to customers, shareholders and employees. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: any failure of the LSI or Agere stockholders to approve our proposed merger with Agere or any other failure of the completion of the proposed merger; the challenges and costs of closing of the proposed merger with Agere and integrating and restructuring our operations and achieving anticipated synergies; fluctuations in the timing and volumes of customer demand; the company’s inability to achieve revenue objectives; the company’s inability to meet financial targets and failure to execute on its financial plan; the company’s inability to generate positive operating cash flow or control operating expenses; and the unavailability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q, 8-K and in the Registration Statement on Form S-4 that LSI Logic has filed in connection with the pending merger with Agere Systems. LSI Logic is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
About LSI Logic
LSI Logic Corporation is a leading provider of silicon-to-systems solutions that are used at the core of products that create, store and consume digital information. LSI offers a broad portfolio of capabilities including custom and standard product ICs, host bus and RAID adapters, storage area network solutions and software applications. LSI products enable leading technology companies in the Storage and Consumer markets to deliver some of the most advanced and well-known electronic systems in the market today. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	October 1,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Revenues	$523,651	$492,978	$506,235	$1,982,148	$1,919,250

Cost of revenues	295,426	276,725	286,032	1,119,991	1,086,814
Stock-based compensation expense*	1,201	1,719	233	6,903	744

Total cost of revenues	296,627	278,444	286,265	1,126,894	1,087,558

Gross profit	227,024	214,534	219,970	855,254	831,692

Research and development	103,939	98,625	97,892	396,035	397,312
Stock-based compensation expense*	4,324	3,908	465	17,397	2,373

Total research and development	108,263	102,533	98,357	413,432	399,685

Selling, general and administrative	56,409	54,878	59,579	232,820	235,933
Stock-based compensation expense*	5,370	5,398	811	22,749	2,332

Total selling, general and administrative	61,779	60,276	60,390	255,569	238,265

Restructuring of operations and other items, net	4,957	2,614	10,377	(8,427)	119,052
Acquired in-process research and development	4,284	—	—	4,284	—
Amortization of acquisition related intangibles	3,636	6,436	11,565	32,089	62,484

Income from operations	44,105	42,675	39,281	158,307	12,206

Interest expense	(4,949)	(6,556)	(6,195)	(24,263)	(25,283)
Interest income and other, net	18,364	13,066	12,494	51,276	33,994

Income before income taxes	57,520	49,185	45,580	185,320	20,917
(Benefit)/provision for income taxes	(1,493)	5,575	7,790	15,682	26,540

Net income/(loss)	$59,013	$43,610	$37,790	$169,638	$(5,623)

Income/(loss) per share:
Basic	$0.15	$0.11	$0.10	$0.43	$(0.01)

Diluted **	$0.14	$0.11	$0.09	$0.42	$(0.01)

Shares used in computing per share amounts:
Basic	401,992	399,613	392,850	398,551	390,135

Diluted	434,434	403,715	401,171	405,163	390,135

*	The Company adopted the provisions of SFAS No. 123 (R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.

**	In computing diluted earnings per share for the three month period ended December 31, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.
A reconciliation between net income on a GAAP basis and non-GAAP net income including items a)-j) is provided in the following table:

	Three Months Ended			Year Ended
	December 31,	October 1,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Reconciliation of GAAP to Non-GAAP net income:
GAAP net income/(loss)	$59,013	$43,610	$37,790	$169,638	$(5,623)

Special items:
a) Stock-based compensation expense — Cost of revenues	1,201	1,719	233	6,903	744
b) Stock-based compensation expense — R&D	4,324	3,908	465	17,397	2,373
c) Stock-based compensation expense — SG&A	5,370	5,398	811	22,749	2,332
d) Amortization of acquisition related intangibles	3,636	6,436	11,565	32,089	62,484
e) Restructuring of operations and other items, net	4,957	2,614	10,377	(8,427)	119,052
f) Acquired in-process research and development	4,284	—	—	4,284	—
g) Gain on sale of certain equity securities	(4,729)	(787)	(6,566)	(6,945)	(8,924)
h) Gain on repurchase of convertible Subordinated Notes	—	—	—	—	(4,123)
i) Loss on impairment on certain equity securities	—	—	900	—	2,387
j) Income tax effect	(2,950)	1,738	(4,365)	(1,529)	(4,365)

Total special items	16,093	21,026	13,420	66,521	171,960

Non-GAAP net income	$75,106	$64,636	$51,210	$236,159	$166,337

Non-GAAP income per share:
Basic	$0.19	$0.16	$0.13	$0.59	$0.43

Diluted***	$0.18	$0.16	$0.13	$0.58	$0.42

Shares used in computing Non-GAAP per share amounts:
Basic	401,992	399,613	392,850	398,551	390,135

Diluted	437,216	431,713	401,171	434,193	396,936

***	In computing diluted earnings per share for the three month period ended December 31, 2006 and October 1, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents, respectively. In computing diluted earnings per share for the year ended December 31, 2006, net income was increased by $14,000 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

	Three Months Ended			Year Ended
	December 31,	October 1,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Reconciliation of shares used in the calculation of GAAP to Non-GAAP diluted net income per share:
Diluted shares used in per-share calculation — GAAP	434,434	403,715	401,171	405,163	390,135
Effect of SFAS (R)	2,782	1,918	—	2,950	—
Effect of dilutive common stock equivalents	—	—	—	—	6,801
Effect of $350 million convertible notes considered dilutive***	—	26,080	—	26,080	—

Diluted shares used in per-share calculation — Non-GAAP	437,216	431,713	401,171	434,193	396,936

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	December 31,	October 1,	December 31,
	2006	2006	2005
Assets

Current assets:
Cash and short-term investments	$1,008.9	$1,268.1	$938.9
Accounts receivable, net	348.6	320.3	323.3
Inventories	209.5	183.7	194.8
Prepaid expenses and other current assets	68.7	64.0	163.1

Total current assets	1,635.7	1,836.1	1,620.1

Property and equipment, net	86.0	83.3	98.3
Goodwill and other intangibles	991.8	941.4	974.5
Other assets	138.6	118.1	103.2

Total assets	$2,852.1	$2,978.9	$2,796.1

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$526.8	$470.2	$468.9
Current portion of long-term debt	—	272.0	273.9

Total current liabilities	526.8	742.2	742.8

Long-term debt	350.0	350.0	350.0
Tax related liabilities and other	79.4	82.5	75.1

Total liabilities	956.2	1,174.7	1,167.9

Minority interest in subsidiary	0.2	0.2	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	3,106.2	3,070.2	3,000.0
Accumulated deficit	(1,220.3)	(1,279.3)	(1,389.9)
Accumulated other comprehensive income	9.8	13.1	17.9

Total stockholders’ equity	1,895.7	1,804.0	1,628.0

Total liabilities and stockholders’ equity	$2,852.1	$2,978.9	$2,796.1

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	October 1,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Operating Activities:
Net income/(loss)	$59,013	$43,610	$37,790	$169,638	$(5,623)
Adjustments:
Depreciation & amortization *	16,570	17,527	25,701	82,263	146,169
Stock-based compensation expense	10,895	11,025	1,509	47,049	5,449
Non-cash restructuring and other items	1,863	173	1,563	(713)	88,224
Acquired in-process research and development	4,284	—	—	4,284	—
Gain on sale of intellectual property	—	—	—	(15,000)	—
Gain on sale of Gresham manufacturing facility and associated intellectual property	—	—	—	(12,553)	—
Write-off of intangible assets acquired in a purchase business combination	—	—	—	3,325	—
Non-cash foreign exchange gain	(617)	(941)	—	(1,089)	(11,491)
Gain on sale of equity securities	(4,729)	(787)	(5,651)	(6,727)	(6,475)
Gain on repurchase of Convertible Subordinated Notes	—	—	—	—	(4,123)
(Gain)/loss on sales of property and equipment	(7)	(240)	118	(252)	27
Changes in deferred tax assets and liabilities	(122)	4	14,108	(98)	14,220

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(27,680)	(9,460)	(24,839)	(24,617)	(51,305)
Inventories	(25,220)	(10,148)	(5,681)	(18,062)	24,086
Prepaid expenses and other assets	(11,478)	(7,403)	(20,275)	(24,858)	(22,582)
Accounts payable	24,499	(9,904)	40,861	23,338	46,998
Accrued and other liabilities	4,119	13,303	(2,083)	21,223	25,129

Net cash provided by operating activities	51,390	46,759	63,121	247,151	248,703

Investing activities:
Purchases of debt securities available-for-sale	(105,216)	(116,196)	(153,672)	(603,624)	(550,912)
Proceeds from maturities and sales of debt securities available-for-sale	292,728	96,494	97,302	595,135	462,530
Purchases of equity securities	—	(3,000)	(150)	(8,150)	(150)
Proceeds from sales of equity securities	5,784	2,511	7,234	11,876	11,105
Purchases of property, equipment and software	(14,427)	(15,587)	(12,729)	(58,671)	(48,055)
Proceeds from sale of property and equipment	29	49	1,495	118	4,894
Proceeds from sale of intellectual property	—	7,670	—	22,670	—
Proceeds from sale of Fort Collins facility	—	—	—	10,998	—
Proceeds from sale of Colorado Springs facility	—	—	—	7,029	—
Proceeds from sale of Gresham manufacturing facility	—	15,000	—	96,426	—
Proceeds from sale of Gresham manufacturing facility associated intellectual property	—	—	—	5,100	—
Acquisitions of companies, net of cash acquired	(55,328)	—	—	(55,328)	—
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	909	1,373	28,645	2,282	36,307

Net cash provided by/(used in) investing activities	124,479	(11,686)	(31,875)	25,861	(84,281)

Financing activities:
Issuance of common stock	25,009	3,868	10,789	61,014	30,862
Repurchase of Convertible Subordinated Notes	—	—	—	—	(148,126)
Repayment of debt obligations	(271,848)	—	—	(271,848)	(129)

Net cash (used in)/provided by financing activities	(246,839)	3,868	10,789	(210,834)	(117,393)

Effect of exchange rate changes on cash and cash equivalents	360	15	(3,040)	973	(1,103)

(Decrease)/increase in cash and cash equivalents	(70,610)	38,956	38,995	63,151	45,926

Cash and cash equivalents at beginning of period	398,410	359,454	225,654	264,649	218,723

Cash and cash equivalents at end of period	$327,800	$398,410	$264,649	$327,800	$264,649

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	December 31,	October 1,	December 31,
	2006	2006	2005
Semiconductor revenues	$304.1	$313.3	$303.3
Storage Systems revenues	$219.6	$179.7	$202.9
Total revenues	$523.7	$493.0	$506.2
Percentage change in revenues-qtr./qtr. (a)	6.2%	0.7%	5.1%
Percentage change in revenues-yr./yr. (b)	3.4%	2.3%	20.6%

Days sales outstanding	60	58	57
Days of inventory	64	59	61
Current ratio	3.1	2.5	2.2
Quick ratio	2.6	2.1	1.7

Gross margin as a percentage of revenues	43.4%	43.5%	43.5%
R&D as a percentage of revenues	20.7%	20.8%	19.3%
SG&A as a percentage of revenues	11.8%	12.2%	11.8%

Employees (c)	4,010	3,884	4,324
Revenues per employee (in thousands) (d)	$522.3	$507.7	$468.3

Selected Cash Flow information
Purchases of property and equipment (e)	$10.3	$6.0	$10.1
Depreciation / amortization (f)	$10.5	$10.5	$12.1

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.